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News Release	Contacts:	Barbara Thompson	Leonard D. Davenport
For Immediate Release		919.716.2716	770.476.2775
September 24, 2019		First Citizens Bank	Community Financial Holding Company, Inc.

FIRST CITIZENS BANK, COMMUNITY FINANCIAL HOLDING CO. INC.
ANNOUNCE MERGER AGREEMENT

RALEIGH, N.C., and DULUTH, Ga. - First-Citizens Bank & Trust Company (known as First Citizens Bank) and Community Financial Holding Company, Inc. (Community Financial) announced today the signing of a definitive merger agreement.
The agreement provides for the acquisition of Duluth, Ga.-based Community Financial by Raleigh N.C.-headquartered First Citizens Bank. Community Financial offers deposit and loan services through its subsidiary Gwinnett Community Bank, which operates three branch locations in Duluth, Suwanee and Buford, Ga.
The agreement has been unanimously approved by the boards of directors of both companies. The transaction is anticipated to close in the first quarter of 2020, subject to the receipt of regulatory approvals, the approval of Community Financial shareholders and the satisfaction of other customary closing conditions. Under the terms of the agreement, total cash consideration of $2.325 million will be paid to the shareholders of Community Financial.
Gwinnett Community customers should bank as they normally do at their existing branches, which will become part of First Citizens Bank upon the completion of the merger. With more than 550 locations in 19 states, First Citizens operates 27 locations in Georgia, including two branches in Gwinnett County.

Frank B. Holding Jr., chairman and chief executive officer of First Citizens, said: “We’re glad to announce this merger with a company whose values and commitment to customers are a very good fit with ours. For more than 22 years, we’ve been helping Georgia families and businesses with their finances, and we’re excited about delivering our Forever First brand of banking to our new clients as we further solidify our presence in the state.”

Leonard D. Davenport, CFA, chief executive officer of Community Financial, said: “Both banks share a strong commitment to provide exceptional service to the people of these communities. First Citizens is a strong, well-managed institution, and our customers will benefit from its stability, long-term perspective and comprehensive product offerings.”

As of June 30, 2019, Community Financial reported $223 million in consolidated assets, $206 million in deposits and $146 million in gross loans.
Sandler O’Neill + Partners LP, acted as financial advisor and rendered a fairness opinion to the board of directors of Community Financial in connection with this transaction. Ward and Smith, P.A., represented First Citizens Bank in the transaction; James-Bates-Bannan-Groover LLP, represented Community Financial.

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Additional Information

In connection with the proposed merger, Community Financial will prepare and send a proxy statement to each of its shareholders. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THAT DOCUMENT, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

About First Citizens Bank

Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank serves customers at more than 550 branches in 19 states. First Citizens Bank is a wholly owned subsidiary of First Citizens BancShares, Inc. (Nasdaq: FCNCA), which has more than $37 billion in assets. For more information, call toll free 1.888.FC DIRECT (1.888.323.4732) or visit firstcitizens.com. First Citizens Bank. Forever First®.

About Community Financial Holding Company, Inc. and Gwinnett Community Bank

Gwinnett Community Bank, founded in 1999 and headquartered in Duluth, Ga., is a subsidiary of Community Financial. Gwinnett Community Bank serves customers through banking centers located in Duluth, Suwanee and Buford, Ga. For more information on Gwinnett Community Bank, visit www.gwinnettcommunitybank.com.
Disclosures About Forward Looking Statements
This Press Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of Community Financial and First Citizens Bank and their managements about future events. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those described in the statements. Forward-looking statements in this Press Release include statements regarding Community Financial’s and First Citizens Bank’s expectations regarding the benefits of the merger, and when the merger will be completed. The accuracy of such forward-looking statements could be affected by factors beyond Community Financial’s and First Citizens Bank’s control, including, but not limited to, delays in the receipt of regulatory and shareholder approvals that must be received before the merger may be completed, delays in the satisfaction or waiver of other conditions to the consummation of the merger, and difficulties experienced in the integration of the businesses of Community Financial and First Citizens Bank. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements will be discussed in Community Financial’s proxy statement for its special meeting of shareholders. Community Financial and First Citizens Bank undertake no obligation to revise or update these statements following the date of this Press Release.